Exhibit 99.1

OriginClear’s Texas Unit Revenue Continues Solid Growth Over Previous Year

Progressive Water Treatment’s revenue performance continues into 2018

Los Angeles, CA – May 15, 2018 – OriginClear Inc. (OTC/QB: OCLN), a leading provider of water treatment solutions, today issued preliminary guidance that revenue for the three months ended March 31, 2018 for its Dallas-based subsidiary, Progressive Water Treatment (PWT), increased by 87 percent to an estimated $1,238,000 vs $662,130 for the same period last year.

With forecasted revenue for the second quarter on a continued growth trend, the company believes that PWT is positioned for a record year.

“We have had an extremely busy first quarter. We are now poised for even more growth and a strong 2018,” said Marc Stevens, President of the Progressive Water Treatment subsidiary.

“The earlier industry downturn created opportunities for us, in that we are recruiting real performers,” said Bill Charneski, President of OriginClear Group. “PWT hired water industry veteran Ronnie Garcia, who brought specific projects in the food and beverage market and the oil markets. This type of internal acquisition is extremely promising and we will continue to look for such opportunities.”

As previously announced, the company believes that the 2016 U.S. Presidential election created uncertainties as to funding for water treatment, regulatory burdens and the health of the economy. Prior to the election, PWT found that many customers were putting their water treatment projects on hold. Even after the post-election period, the outlook remained uncertain; and it was not until mid-2017 that orders picked up. That trend of increased revenue continues in 2018.

The foregoing information reflects our estimate based on currently available information which is preliminary and unaudited, is not a comprehensive statement of our financial results and is subject to completion of our financial closing procedures. Our final results that will be issued upon completion of our closing procedures may vary from these preliminary estimates.

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis, that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Media Contacts:

Katy Poniatowski

Antenna for OriginClear

originclear@antennagroup.com

+1 415 977 1922

Investor Contacts:

Scott McGowan

Omnicor Media

contact@omnicormedia.com

+1 800 504 8650

Investor Relations OriginClear:

Tom Becker

Toll-free: 877-999-OOIL (6645) Ext. 3

International: +1-323-939-6645 Ext. 3

Fax: 323-315-2301

ir@OriginClear.com

www.OriginClear.com